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                                                                   EXHIBIT 23.1


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                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-36637) and related Prospectus of National Media Corporation for the registration of 8,293,000 shares of its common stock and to the incorporation by reference therein of our report dated July 14, 1997 with respect to the consolidated financial statements and schedule of National Media Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Philadelphia, Pennsylvania
January 23, 1998